                             SUBSIDIARIES GUARANTY

     SUBSIDIARIES GUARANTY, dated as of November 3, 1994 (the 'Subsidiaries Guaranty'), made by each of the undersigned corporations (collectively, the 'Subsidiary Guarantors') in favor of SPRINGFIELD BANK FOR COOPERATIVES, a corporation established under the laws of the United States of America and continuing as a federally chartered instrumentality of the United States under the Farm Credit Act of 1971, as amended (the 'Bank').

                              W I T N E S S E T H

     WHEREAS, PF Acquisition Corp., a New York corporation ('PF Acquisition') and Curtice-Burns Foods, Inc., a New York corporation ('CURTICE-BURNS'; together with PF Acquisition, individually and collectively, jointly and severally, the 'Borrower') have entered into a Term Loan, Term Loan Facility and Seasonal Loan Agreement, dated as the date hereof (as amended, supplemented or modified from time to time, the 'Agreement');

     WHEREAS, the Borrower has requested the Bank to extend credit and the Bank has agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth in the Agreement;

     WHEREAS, it is a condition precedent to the obligation of the Bank to extend credit to the Borrower under the Agreement that the Subsidiary Guarantors shall have executed and delivered this Subsidiaries Guaranty to the Bank;

     WHEREAS, PF Acquisition is this day merging with and into Curtice-Burns;

     WHEREAS, Curtice-Burns, as the survivor of the merger of PF Acquisition into Curtice-Burns is the owner of all the issued and outstanding capital stock of each of the Subsidiary Guarantors;

     WHEREAS, Curtice-Burns, as the survivor of the merger of PF Acquisition into Curtice-Burns, will be the wholly-owned subsidiary of Pro-Fac Cooperative, Inc.; and

  WHEREAS, each of the Subsidiary Guarantors has close business connections with the Borrower pursuant to which such Subsidiary Guarantor benefits from the financial accommodations made by the Bank to the Borrower;

     NOW THEREFORE, in consideration of the premises and to induce the Bank to enter into the Agreement, the Subsidiary Guarantors hereby agree, jointly and severally, individually and collectively, with the Bank as follows:

     1. Terms Used Herein.

     1.1 Terms used herein which are defined in the Agreement and are not otherwise defined herein have the same meanings set forth in the Agreement.

     2. Guaranty.

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     As an inducement for and in  consideration of the Bank extending  financial accommodations to the Borrower pursuant to the Agreement, each of the Subsidiary Guarantors, jointly and severally, individually and collectively, absolutely, irrevocably and unconditionally:

     (a) guarantees and agrees to be liable for full and indefeasible payment and performance when due of any and all obligations, liabilities and indebtedness of the Borrower to the Bank of every kind and description now existing and hereafter arising under the Agreement or any of the other Loan Documents, however, evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term of the Agreement, or after the commencement of any case with respect to the Borrower under the Bankruptcy Code or any similar statute, including, without limitation, all principal, interest, fees, commissions and expenses payable to the Bank, including, but not limited to, reasonable attorneys' fees and disbursements, chargeable to the Borrower and due from the Borrower under the Agreement or any of the other Loan Documents; and

     (b) agrees to pay to the Bank on demand the amount of all expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank in collecting or attempting to collect any of the Borrower's obligations to the Bank, whether from the Borrower, any Subsidiary Guarantor or any other Obligor, or by realizing upon Collateral (all of the foregoing described in clauses (a) and (b) being collectively referred to herein as the 'Guaranteed Obligations').

     3. Waiver of Notice, Renewals, Extensions, Modifications, etc.

     Notice of acceptance of this Subsidiaries Guaranty, the making of loans and extensions of credit to the Borrower and presentment, demand, protest, notice of protest, notice of nonpayment and all other notices to which the Borrower or the Subsidiary Guarantors are entitled are hereby waived, except for notice specifically provided for in this Guaranty or any other Loan Document. The Subsidiary Guarantors also waive notice of changes in terms or extensions of time of payment, the taking and releasing of Collateral or guaranties, and the settlement, compromise or release of any Guaranteed Obligations, and agree that, as to the Subsidiary Guarantors, the amount of the Guaranteed Obligations shall not be diminished by any of the foregoing.

     4. Subsidiaries Guaranty Absolute and Unconditional.

     This Subsidiaries Guaranty is absolute, unconditional and continuing. Payment by the Subsidiary Guarantors shall be made to the Bank at its offices from time to time on demand as the Subsidiary Guarantors' liability for the Guaranteed Obligations becomes due hereunder. One or more successive or concurrent actions may be brought hereon against the Subsidiary Guarantors, or any of them, either in the same action in which the Borrower is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Subsidiaries Guaranty is brought against the Subsidiary Guarantors, or any of them, the Subsidiary Guarantors agree not to deduct, set-off, or seek to counterclaim for or recoup any amounts which are or may be owed by the Bank or the Borrower to any Subsidiary Guarantor.

     5. Nonimpairment of Subsidiaries Guaranty.

     No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Subsidiaries Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of, the Borrower in respect of any of the Guaranteed Obligations or the Subsidiary Guarantors in respect of this Subsidiaries Guaranty, affect, impair or be a defense to this Subsidiaries Guaranty. Without limitation of the foregoing, the liability of the Subsidiary Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by the Bank to perfect or continue perfection of any lien or security interest in any security for the Guaranteed Obligations or any delay by the Bank in perfecting any such lien or security interest.

     6. Guarantor's Subordination.

     Subject to Paragraph 8 hereof, payment of all amounts now or hereafter owed to any Subsidiary Guarantor by the Borrower or any other Obligor of Guaranteed Obligations (whether by right of contribution or otherwise) is hereby subordinated to full and indefeasible payment to the Bank of the Guaranteed Obligations and is hereby assigned to the Bank as security therefor.

     7. No Enforcement Waiting Period.

     Each Subsidiary Guarantor agrees that its liability hereunder may be enforced when Guaranteed Obligations are due or at any time thereafter and that the Bank shall not be required to attempt to first collect any Guaranteed Obligations from the Borrower or other Obligor or to realize upon any Collateral.

     8. No Subrogation, Contribution, Reimbursement or Indemnity.

     Notwithstanding anything to the contrary in this Subsidiaries Guaranty, each Subsidiary Guarantor hereby irrevocably waives, for so long any Obligation is due the Bank or the Bank has any Commitment, all rights which may have arisen in connection with this Subsidiaries Guaranty to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, under common law or otherwise) of the Bank against the Borrower for the payment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby further irrevocably waives, for so long any Obligation is due the Bank or the Bank has any Commitment, all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Guarantor which may have arisen in connection with this Subsidiaries Guaranty. Until the Guaranteed Obligations have been paid in full and the Bank shall have no Commitment under the Agreement, if any amount shall be paid by or on behalf of the Borrower to a Subsidiary Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Subsidiary Guarantor in trust, segregated from other funds of such Subsidiary Guarantor, and shall forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Bank in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Bank, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Bank may determine. The provisions of this paragraph shall survive for a period of one (1) year after the termination of this Subsidiaries Guaranty and the payment in full of the Guaranteed Obligations and the termination of the Commitment.

     9. Reinstatement of Subsidiaries Guaranty.

     Each Subsidiary Guarantor agrees that this Subsidiaries Guaranty shall remain in full force and effect or be reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is rescinded or otherwise restored by the Bank to the Borrower, a Subsidiary Guarantor or to any other party who made such payment, or to the creditors of the Borrower or a Subsidiary Guarantor or a representative of any such creditors.

     10. No Waiver; Cumulative Rights.

     No delay on the Bank's part in exercising any rights hereunder or failure to exercise the same shall constitute a waiver of such rights. No notice or demand on any Subsidiary Guarantors shall be deemed to be a waiver of the obligation of the Subsidiary Guarantors to take further action without notice or demand as provided herein. No waiver of any of the Bank's rights hereunder and no modification or amendment of this Subsidiaries Guaranty shall be deemed to be made by the Bank unless the same shall be in writing, duly signed on the Bank's behalf, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the Bank's rights or the obligations of the Subsidiary Guarantors to the Bank in any other respect at any other time.

     11. Account Stated.

     The Bank's books and records showing the accounts between the Bank and the Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth, and the Bank's statements delivered to the Borrower, to the extent to which no written objection is made within thirty (30) days after the date of receipt thereof, shall constitute an account stated between the Bank and the Borrower and be binding on the Subsidiary Guarantors. The Bank may apply all payments, proceeds of Collateral and all other amounts received from or for the account of the Borrower or any Subsidiary Guarantor to the Guaranteed Obligations in such order and manner as the Bank shall in its sole discretion determine, except as may be otherwise provided in the Agreement of any other Loan Document.

     12. Termination.

     Each Subsidiary Guarantor shall continue liable hereunder until one of the Bank's officers actually receives written termination notice by certified mail, return receipt requested from such Subsidiary Guarantor; but the giving of such notice shall not relieve such Subsidiary Guarantor from liability in respect of any Guaranteed Obligations incurred and Loans and Letter of Credit Accommodations, if any, which the Bank has committed before such written notice is received to advance to or for the account of the Borrower, or for post-termination collection expenses and interest pertaining to any Guaranteed Obligations arising before termination.

     13. Severability.

     Each Subsidiary Guarantor agrees that (a) in the event any provision hereof shall be deemed to be invalid by any court or statute, such invalidity shall not affect the remainder of the Subsidiaries Guaranty, and (b) in the event this Subsidiaries Guaranty shall be deemed to be invalid as to one or more Subsidiary Guarantors by any court or statute, such invalidity shall not affect this Subsidiaries Guaranty as to the remainder of the Subsidiary Guarantors.

     14. Governing Law.

     This Subsidiaries Guaranty shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles of said State.

     15. Submission to Jurisdiction; Service of Process.

     Each Subsidiary Guarantor hereby irrevocably submits and consents to the non-exclusive jurisdiction of State and Federal Courts in the State of New York in connection with any action or proceeding arising out of or relating to this Subsidiaries Guaranty, or any motion arising therefrom or relating thereto.

     16. WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS SUBSIDIARIES GUARANTY.

     17. Successors and Assigns.

     This Subsidiaries Guaranty shall be binding upon the Subsidiary Guarantors and their respective successors and assigns and shall benefit the Bank and its successors, endorsees, transferees and assigns.

     18. Paragraph Headings.

     Paragraph headings are for convenience of reference only and shall not be deemed a part of this Subsidiaries Guaranty.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Subsidiary Guarantors have executed and delivered this Subsidiaries Guaranty as of this 3rd day of November, 1994.

                                      CURTICE-BURNS EXPRESS, INC.

                                      By:          /s/ William Rice
                                         .......................................
                                                    William Rice

                                      Title:          Vice President
                                         .......................................

                                          CURTICE-BURNS MEAT SNACKS, INC.

                                      By:          /s/ William Rice
                                          ......................................
                                                    William Rice

                                      Title:          Vice President
                                           .....................................

                                          FINGER LAKES PACKAGING COMPANY, INC.

                                          By:          /s/  William Rice
                                            ....................................
                                                        William Rice

                                      Title:          Vice President
                                            ....................................

                                          HUSMAN SNACK FOODS COMPANY, INC.

                                          By:          /s/ William Rice
                                            ....................................
                                                        William Rice

                                      Title:            Vice President
                                            ....................................


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                      KENNEDY ENDEAVORS, INCORPORATED

                                      By:          /s/ William Rice
                                         .......................................
                                                    William Rice

                                      Title:          Vice President
                                          ......................................

                                      NALLEY'S CANADA LIMITED

                                      By:        /s/ William Rice
                                          ......................................
                                                     William Rice

                                      Title:          Vice President
                                          ......................................

                                      QUALITY SNAX OF MARYLAND, INC.

                                      By:        /s/ William Rice
                                           .....................................
                                                     William Rice

                                      Title:          Vice President
                                            ....................................

                                      SEASONAL EMPLOYERS, INC.

                                      By:        /s/ William Rice
                                            ....................................
                                                     William Rice

                                      Title:          Vice President
                                            ....................................

                                      PRO-FAC HOLDING COMPANY OF IOWA, INC.

                                      By:        /s/ William Rice
                                            ....................................
                                                     William Rice

                                      Title:          Vice President
                                            ....................................